Exhibit 10.2

                             CO-LOCATION AGREEMENT

This Co-Location Agreement (the "Agreement") is made and entered into as of the

                                  May 15, 2003

                                     between

Cyberluck Curacao N.V. ("Cyberluck') a corporation organized and existing under the laws of the Netherlands Antilles, located at UTS building, Heelsumstraat z/n., Curacao, Netherlands Antilles,

                                      and

IGW Software, NV, a corporation organized and existing under the laws of the Netherlands Antilles, registered under number 76263 at the Chamber of Commerce and located at Schottegatweg Oost 10 Suite # 12 Curacao, Netherlands Antilles and in this agreement referred to as ("Co-locator"),

(Cyberluck and Co-locator arc hereinafter referred to as the "Parties", collectivelv. or "Party" individually),

RECITALS:

WHEREAS. Cyberluck co-manages the Co-location Center (as defined below) located at Heelsumstraat z/n, Vredenberg, Curacao Netherlands Antilles;

WHEREAS, The Co-location Center serves as an inter-connection point of several international marine fiber optic cable systems;

WHEREAS, Co-locator has requested Co-location Space (as defined below), Services (as defined below) and a right to use the Parking Area (as defined below);

WHEREAS, Cyberluck is willing and able to provide the Co-location Space and Services to Co-locator at the Co-location Center:

WHEREAS, e-PowerHouse (as defined below) has granted Cyberluck the right to use the Parking Area and Cyberluck is willing and able to provide the right to use the Parking Area:

THEREFORE, in consideration of the mutual covenants herein contained, the Parties agree as follows:


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1.       DEFINITIONS

The underlined terms set forth below have the following meanings in this
Agreement:

Access Route means the footpath to and from the Co-location Center and the Parking Area.

Agreement means this Agreement and all exhibits and schedules attached hereto, as the same may be supplemented or amended in writing by the Parties from time to time.

Affiliate means any company or other entity directly or indirectly controlled bycontrolling, or under common control of either Co-locator or Cyberluck.


Capacity means the telecommunications bandwidth capacity assigned or to be assigned. or to which connectivity is provided, to a co-locator at the Co-location Center.

Co-location Space means the 10' x 10' space caged on all sides in the Server Hosting Room in the Co-location Center made available for Co-locator.

Co-location Center means the land, buildings, equipment, utilities, and all improvements controlled by e-PowerHouse and/or Cyberluck located at former transmission station located at Vredenberg, Curacao, Netherlands Antilles.

Co-locator Clients means the companies which the Co-locator services in either its hosting or licensing products or services.

Co-locator Equipment means the Co-locator's owned or leased transmission equipment, circuit boards, electronic cards, optical or electrical distribution panels, cabling, and other personal property permitted to be installed within the Co-location Center.

Co-locator Personnel means the officers, directors, employees, agents, contractors, subcontractors and suppliers of Co-locator or any of the Co-locator Affiliates. Co-locator personnel must be designated and registered by_ e-PowerHouse security through Cyberluck.

Common Area means those areas of the Co-location Center to which Co-locator shall have access, including, but not limited to, the following: Access Route, lobbies, kitchenette, corridors and restrooms.

Effective Date means the date this Agreement becomes effective, which shall be the date on which the Agreement is fully executed by the Parties.

e-PowerHouse means International Data Gateway N.V. ("IDG"), a 100% subsidiary company of United Telecommunication Services N.V. ("UTS") and doing business under the trade name e-PowerHouse. being the owner of the building in which the Co-location Center is located,

E-Zone License means an a-zone license under the local E-Zone Law (National Gazette, No.18).

HVAC means the Heating Ventilation & Air Conditioning system deployed within the Co-location Center.


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Interconnection Cables means the cables provided by e-PowerHouse and/or
Cyberluck that connect the Transmission Equipment Room to the private room, or Server Hosting Room.

Lease means the lease as defined in Article 3 of this Agreement.

Parking Area means the common parking area at the Co-location Center to be used by Co-locator as designated by Cyberluck from time to time.

Parking Area License means the license granted by Cyberluck to Co-locator to use the Parking Area.

Proprietary Information means the proprietary information as defined in Article 16 of this Agreement.

Server Hosting Room means the area in the Co-location Center where the Co-location Space. Interconnection Cables and HVAC are located.

Services means the services provided by Cyberluck under this Agreement as set forth in Schedule A , Schedule B and Schedule C in adherence with the Service Level Agreement.

Target Completion Date means the date the Co-location Space is made available to Colocator or July 15. 2003, whichever comes first.

Telecommunications Services means transmission of voice/data communications, satellite uplink and downlink transmission, and fiber-optic transmission systems.

Tenn means the term as defined in Article 7 of this Agreement.

Transmission Equipment Room means that portion of the Co-location Center in which the transmission equipment and fiber distribution reside in support, including distribution, of bandwidth via coaxial cable for Co-locator.

UTS and Cyberluck Personnel means the officers, directors, employees, agents, contractors, sub-contractors and suppliers of UTS and or Cyberluck or of any of its affiliates.

2.       LEASE

Cyberluck (as lessor) hereby leases (verhuurt) to Co-locator (as lessee), who accepts to lease (huurt) the Co-location Space.

3.       SERVICES

Cyberluck hereby undertakes to provide during the Term the Services to Co-locator under the terms and conditions as set out in this Agreement, and such further services as Parties may agree from time to time in writing.

4.       PARKING AREA LICENSE

4.1 Cyberluck hereby grants to Co-locator the non-exclusiye and non-transferable Parking Area License on the condition that Co-locator Personnel may only use the Parking Area while maintenance and/or operations are being performed by Co-locator Personnel.

4.2 Under no circumstances shall the Parking Area be used for overnight parking or for vehicle storage. provided, however, that Co-locator Personnel engaged in maintenance and/or operations overnight may, during such maintenance and/or operations. park overnight in the Parking Area the vehicle or vehicles used to transport them to the Colocation Space for such maintenance and/or operations. Use of the Parking Area by Colocator Personnel is subject to reasonable Co-location Center regulations. Cyberluck may therefore at any moment in consultation with Co-locator change the regulations regarding the Parking Area License.

5.       PERMITTED USE

5.1 The Co-Location Space is leased and the Parking Area License is granted on condition that Co-locator uses them only for purposes related to the operations or technical control of the Capacity or for the purpose of installing, maintaining, operating, repairing, or removing equipment necessary for such operation or technical control of Co-locator's Equipment.

5.2 Co-locator shall only with the prior written consent from Cyberluck install, or cause to be installed any equipment in the Co-location Center including, but not limited to, the following: tower, ATM Switch, IP Router or Digital Cross Connect equipment in the Colocation Center.

6.       E-ZONE LICENSE

6.1 To benefit from the government issued 'tax regime', Co-locator must have an E-zone License under the local E-Zone Law (National Gazette. No.18).

6.2 In case Co-locator does not apply for the E-zone License or is not granted such license, Cyberluck has the obligation to notify this to the authorities concerned. Cyberluck will only omit tax charges for their services after Co-locator has submitted to Cyberluck a copy of the E-zone License, as granted by the local government agency.

6.3 Co-locator is solely responsible for maintaining his a-zone status. If Co-locator fails to comply with the local E-zone Law, all tax will be levied for all services, as applicable for non a-zone companies.

6.4 Cyberluck shall at the request of Co-locator provide all documents and other information necessary to enable Co-locator to obtain and maintain its E-zone License.

6.5 The e-zone license applies to Co-locator and Co-locator Clients who apply and are accepted in the same manner as described in Sections 6.1 - 6.4.

7.       TERM OF AGREEMENT

7.1 The term of this Agreement will commence on the Effective Date and shall continue for an initial period of 3 (three) years, and shall automatically renew for subsequent periods of 1(one) year unless terminated by either Party not less than 60 days prior to expiration of the current period of("Term"). If this Agreement is terminated earlier under any provision of this Agreement or by applicable law. the Term shall be deemed to end on the effective date of such termination.
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7.2 Upon the event of a default as defined in Article 20 of this Agreement, the party not in default shall have the right to terminate this Agreement as provided for therein.


8.       LIMITATION OF RIGHTS

Except for the Parking Area License expressly granted herein, this Agreement does not create or vest in Co-locator any other property right or interest, including ownership or easement interest in any part of the Co-location Center or the improvements thereon.

8.1 No recording This Agreement shall not be recorded in any applicable government recording office or land records department, until required by the local law.

8.2 Cross-Connect/Interconnect The Co-locator may not (re-) sell its Capacity locally for use in Curacao, nor may Co-locator utilize the Co-location Center for the provision of any Telecommunications Services. The foregoing prohibitions shall not prevent Co-locator from providing hosting services to others.

9.       FEES AND CHARGES

9.1 Monthly Recurring Charges (MRC)

         a. Commencing on the Target Completion Date, Co-locator shall pay to Cyberluck in advance the monthly recurring charge ('MRC") of 30.00 USD per square meter for office space, 2,787.00 USD per caged rack space 10' x l0', and 500.00 USD per rack in the cage and all other charges set forth in Schedule C. If the Target Completion Date is a day other than the first day of the month, the MRC shall be prorated. The MRC set forth in Schedule C is fixed.

         b. Co-locator will not be required to pay Cyberluck for any testing if the testing request arises from transmission problem and such problem is attributable to a failure in any equipment or system component between the multiplexing/transmission equipment in the Co-location Center and leads to major disturbance in the co-locator activities.

         c. In the event Co-locator requests a change, rearrangement or disconnection of circuits in the Interconnection Cables if available or possible, Co-locator will pay Cyberluck non-recurring charge as offered on request of the Co-locator.

9.2 Other Costs If, at any_ time during the term of this Agreement, Co-Locator requests Cyberluck to provide services or equipment not delineated herein or in the attached Schedules. CoLocator agrees to pay to Cyberluck costs for such services or equipment provided a quotation is provided in advance of the work performed.
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9.3 Payment Requirements Co-locator shall pay the charges imposed upon
Co-locator within 30 (thirty) calendar days after the date of invoice. Cyberluck will render all invoices under this Agreement in U.S. dollars, and Co-locator shall pay all invoices in immediately available funds. All charges shall be due and payable without abatement, deduction, counterclaim or set-off, commencing on the Target Completion Date and on the first day of each month thereafter.

9.4 All amounts due to Cyberluck shall be remitted to Cyberluck at the address for payments designated on the bill or invoice or, in the absence of such designation. to:

         Cyberluck Curacao N.V.
         Pletterijweg Oost 1, Ara Hill Top,
         Suite A-4, Curacao,
         Netherlands Antilles

         Cyberluck shall send its invoices to:
         IGW Software
         501 Brickell Key Dr. Suite 603
         Miami, FL 33131

9.5 If Co-locator fails to pay any invoice within 30 (thirty) days after the date of invoice. Colocator will accrue extended payment interest at the rate of 1.5% per month. Such extended payment interest will accrue from the day following the date on which payment is due, until the date payment is received by Cyberluck. All invoices are deemed as correct if not disputed in writing within 15 (fifteen) days of receipt. Cyberluck will include the extended payment interest in a subsequent invoice.

9.6 Payment Security

         a. Cyberluck requires a security deposit of $35,000 payable before the Target Completion Date. Cyberluck may request additional security if Co-locator fails to make timely payments in accordance with this Article.

         b. In the event of Co-locator's breach or failure to pay amounts due under this Agreement, Cyberluck may draw upon the security, and Co-locator shall, within 15 (fifteen) days following notice of Cyberluck's draw, replenish the security to the amount as set forth under a. above.

9.7 Survival of Monetary Obligations If there are any outstanding monetary obligations of Co-locator under this Agreement attributable to the period prior to the expiration or termination of this Agreement, such obligations shall survive the termination or expiration of this Agreement and such amount(s) shall be payable to Cyberluck within 30 (thirty) days after receipt of notice from Cyberluck.

9.8 Abandonment Neither Co-locator's abandonment nor vacation of the Co-location Space in violation of this Agreement shall relieve or reduce Co-locator's liability to Cyberluck, including, without limitation, liability for payments or charges due hereunder.

9.9 Future Cost Reductions Cyberluck agrees to review its bandwidth costs of Co-locator from time to time with the possibility of providing a discount if the price of Cyberluck's bandwidth has decreased significantly. That is, if the cost of Cyberluck's bandwidth diminishes significantly, Cyberluck may provide similar discounts to Co-locator provided Co-locator does not diminish the level of Services presently provided under this Agreement.


10.      CO-LOCATION SPACE, INSTALLATION, SERVICES, ACCESS

10.1 Installation and Co-location Space Preparation

         a. Cyberluck shall prepare Co-Location Space as indicated by Co-locator.

         b. Designated Cyberluck Personnel, UTS Personnel and Co-locator Personnel shall have keys to access Co-location Space. UTS and Cyberluck Personnel will only unlock and enter the Co-location Space with the prior permission of Co-locator when necessary for testing or to determine compliance with Agreement in accordance with Article 12 (Inspection), provided that UTS and/or Cyberluck Personnel may enter Co-location Space without Co-locator's permission in the event of an emergency or required by Law. In this case, Cyberluck Personnel and UTS Personnel agree to provide a written report immediately thereafter as to the reason for entrance into Colocator's space.

         c. Cyberluck shall have the Co-location Space prepared for installation of Co-locator Equipment. The network setup fee is provided in Schedule C. Preparation will include, as required, Cyberluck staff engineering, provisioning, installation, and testing of all necessary equipment and to support Co-locator Equipment. Any request to modify the Co-location Space, such as the placing of a wire mesh roof, is subject to Cyberluck receiving consent from e-PowerHouse. Upon prior notification as to costs if any, Co-locator shall be responsible for the payment to Cyberluck for material and labor. Cyberluck shall use its best efforts to complete such preparation by the Target Completion Date.


         d. Cyberluck shall have the right to monitor all installation work at the Co-location Center including but not limited to: permitting, regulatory, safety, use, scheduling, and other areas of concern. Co-locator shall submit to Cyberluck (i) any and all plans (including, without limitation, site plans and specifications) and time schedules for the installation of Co-locator Equipment and (ii) the proposed physical layout of Colocator Equipment. Cyberluck shall approve plans or notify Co-locator of any objections not later than 15 (fifteen) days following receipt of Co-locator plans. If installation of Co-locator Equipment occurs in violation of approved plans or in a manner not reflected in such plans, then, upon discovery of such, Cyberluck may object to such installation of equipment, and Co-locator shall modify the equipment or the installation of the equipment as requested by Cyberluck within 15 (fifteen) days of such notification by Cyberluck.


This Article 10.1 applies both to initial installation and to any reconfiguration of Colocator Equipment at the Co-location Center. Cyberluck and Co-locator shall jointly develop a schedule for all activities relating to installation that requires joint participation by Cyberluck and Co-locator, and such schedule shall include installation procedures and initial testing of the Interconnection Cables. Cyberluck does not undertake any liability with respect to its approval of any Co-locator plans, specifications and installation and testing schedules.

10.2 Alterations to Co-location Space or Co-location Center

         a. Cyberluck shall promptly inform Co-locator of any maintenance to be performed by Cyberluck or e-Powerhouse and Co-locator may have personnel present to observe any maintenance performed by Cyberluck. "Promptly" means at least 24 hours advance notice if there is potential to cause downtime, or in the case of an emergency, Cyberluck will inform Co-locator immediately. Co-locator will maintain the Co-location Space in a reasonable non-discriminatory manner.

         b. Cyberluck shall have the right to monitor all material improvements, alterations or modifications to be made to the Co-location Space unless previously approved in writing by Cyberluck ("Material Improvements"). Co-locator covenants and agrees that its use of the Co-location Space shall not unreasonably interfere with Cyberluck's use of the Co-location Center or any other tenants' use of the Colocation Center.

         c. If, in the course of installation or maintenance, Co-locator damages or interferes with the Capacity or Interconnection Cables or equipment of another Co-locator, Colocator will be responsible for the costs of repair or restoration. Cyberluck will perform any work necessary to restore Capacity or repair Interconnection Cable and will bill back to Co-Locator Cyberluck's Costs for such work.

10.3 Necessary Authorizations Co-locator represents and warrants to Cyberluck that it has obtained or will obtain, at Colocator's sole cost and expense and prior to the installation of any of Co-locator Equipment, from all applicable public and/or private authorities, all leases, authorizations, licenses, permits, rights of way and easements necessary to install and operate Co-locator's Equipment within the Co-location Space (collectively the "Authorizations"). Co-locator further warrants and represents that it will maintain all such Authorizations throughout the term of this Agreement. Copies of such Authorizations will be provided to Cyberluck upon demand.

Cyberluck covenants and agrees that it shall provide Co-locator with all reasonably required assistance in order to obtain and maintain the Authorizations.

11.      PROTECTING OF THE CO-LOCATION CENTER

11.1 Co-locator agrees not to damage, overload, deface or commit waste to any part of the Colocation Center and/or surrounding properties. Co-locator shall be responsible for all damage of any kind or character to anv part of the Co-location Center caused by Colocator or Co-locator Personnel or by anyone authorized by Co-locator to enter any part of the Co-location Center. Co-locator and the Co-locator Personnel, and anyone authorized by Co-locator to enter any part of the Co-location center, shall exercise reasonable care in performing any work or operating any equipment, so as to protect all Cyberluck's structures, equipment and utilities against damage or interruption of servic Co-locator shall comply with all safety standards issued by Cyberluck.

11.2 If Co-locator or Co-locator Personnel, or anyone authorized by Co-locator to enter theCo-location Center by act or omission causes damage to any part of the Co-location Center, or any property in or around the Co-location Center, Cyberluck may restore such property at Co-locator's sole cost and expense. Cyberluck will issue an itemized invoice for its costs of such restoration.

11.3 Cyberluck agrees not to damage, overload, deface or commit waste of any part of the Colocation Space. Cyberluck shall be responsible for all damage of any kind or character to any part of the Co-location Space caused by Cyberluck or Cyberluck's Personnel or by anyone authorized by Cyberluck to enter any part of the Co-location Space. Cyberluck's Personnel, and anyone authorized by Cyberluck to enter any part of the Co-location Space, shall exercise reasonable care in performing any work or operating any equipment, so as to protect all Co-locator structures, equipment and utilities against damage or interruption of service.

11.4 Co-locator shall not do or permit anything to be done in the Co-location Center by any Affiliate, personnel, or any other person authorized by Co-locator to enter the Co-location Center, that will in any way conflict with any Netherlands Antilles law, statue, ordinance or governmental rule, order, regulation or requirement now in force or that is hereafter enacted or promulgated, or that would create a nuisance, or that would constitute a breach of the peace, or that would interfere in any way with activities of Cyberluck and other colocators terminating at the Co-location Center, or their respective personnel. In case either Co-locator fails or neglects to comply with any laws, statutes, ordinances, rules, orders, regulations, or requirements, or fails or neglects to cure a nuisance, breach of the peace or interference, then Cyberluck may, after 10 (ten) days prior written notice or such shorter period as may be required under applicable law, take such actions as are necessary (including, to the extent necessary, entry into any part of any of the Co-location Space) to comply with any and all of the said laws, statutes, ordinances, rules, orders, regulations or requirements, and to cure such nuisance, breach of peace, or interference at the Co-locator's sole cost and expense: provided, however, that no notice shall be required for emergency actions, which must be taken immediately, or for actions which must be taken expeditiously to meet legal requirements or to avoid criminal or civil liability. In non-emergency cases, notwithstanding anything in this paragraph to the contrary, if the Co-locator is proceeding diligently to cure any violation or conflict with any laws, statutes, ordinances, governmental rule, order, regulation or requirement but curative action cannot be completed, within the 10 (ten) day period or such shorter period, the period necessary to complete such curative action shall be extended for such times as is reasonably necessary to assure completion. Co-locator shall provide Cyberluck with a telephone number where Co-locator can be reached twenty-four hours a day, seven days a week, to be informed of an emergency. Co-locator shall cooperate with Cyberluck in the defense of any proceeding, and shall indemnify and hold Cyberluck (and its Affiliates and personnel) harmless from and against any cost (including without limitation reasonable attorneys fees), penalty, fine, claim, or liability in connection with any violation by Co-locator of the aforementioned laws, statutes, ordinance, rules. orders. regulations or requirements. These provisions are in addition to Cyberluck's rights under Article 18 to terminate this Agreement.

11.5 Co-locator shall, at its sole cost and expense, handle and dispose of all rubbish, garbage and waste in connection with Co-locator's operations in the Co-location Space in accordance with reasonable criteria established by Cyberluck from time to time, in order to keep the Co-location Center, including the Co-location Space, in an orderly and safe condition, and in accordance with all governmental requirements. Cyberluck will require other users of the Co-location Center within its control to adhere to the same criteria.

11.6 Co-locator shall, at its sole cost and expense, comply with the regulations, requests and requirements provided to Co-locator by Cyberluck related to any fire, liability, or other insurance carrier providing insurance for the Co-location Center or any part thereof or improvements thereon or of the local fire authorities in connection with its use of the Colocation Center, the Access Route, the Parking Area, and the ground under which the Entrance Conduit is installed to house the cabling elements that provide Co-locator Capacity. If such regulations change, Cyberluck agrees to promptly provide Co-locator with a copy of those changes.

11.7 Cyberluck shall have no obligation under this Agreement to police or protect Co-locator transmission facilities, equipment or property (including without limitation the Colocation Space) at the Co-location Center except as provided in this Article 11.

12.      INSPECTION

In addition to their other rights under this Agreement, Cyberluck, any of the Cyberluck Personnel, and any Cyberluck's designee shall conduct during business hours compliance and safety inspections of the Co-location Space after written notice to Co-locator. Colocator Personnel may accompany Cyberluck during such inspections except, when, in emergency situations, safety or service considerations justify an inspection without delay, in which event Cyberluck shall notify Co-locator of the inspection by calling the emergency telephone number provided in this Article.
Written notice shall be directed to:

         Cyberluck:
         Cyberluck Curacao N.V.
         Emergency Cellular telephone #1
         Emergency Cellular telephone #2

         Co-locator:
         IGW Software
         Emergency pager oncall(a_)
         Emergency Cellular telephone #1
         Emergency Cellular telephone #2
         Emergency Cellular telephone #3
         Emergency Cellular telephone #4

Nothing in this Article shall require Cyberluck to provide advance notice to Co-locator. or to conduct inspections in the company of Co-locator Personnel, if the inspection is required by building inspector, fire marshal, or other governmental official who does not provide at least 3 (three) days' notice of the inspection; provided however, that in the event of such inspection, Cyberluck shall notify Co-locator of the inspection by calling the emergency telephone number provided in this Article.

13.      RELOCATION OF CO-LOCATION SPACE

Cyberluck shall not arbitrarily require Co-locator to relocate Co-locator Space and Colocator Equipment; provided, however, upon 30 (thirty) days prior written notice, or such lesser time as may be reasonable in the event of an emergency, Cyberluck may require Co-locator to relocate Co-locator's Equipment to a new building or new room at the Colocation Center which shall afford comparable environmental conditions for Co-locator Equipment and comparable accessibility to Co-locator Equipment.

Prior to the relocation of Co-locator Equipment, Cyberluck shall prepare, at Cyberluck's sole cost and expense, the new Co-location Space to which Co-locator Equipment will be relocated. Co-locator shall be responsible for relocating and installing Co-locator Equipment in the new Co-location Space, and the Parties shall share equally the cost and expense thereof. Cyberluck and Co-locator shall work together in good faith to minimize any disruption of service that might be associated with a relocation of Co-locator Equipment.

14.      RESTORATION OF CO-LOCATION SPACE AND OTHER AREAS

14.1 Upon the expiration of or termination of this Agreement, Co-locator shall promptly and solely at its own cost and expense:

a. remove any equipment or other property installed by or on behalf of Co-locator in the Co-location Space; and

b. at Cyberluck's request, substantially restore the Co-location Space to its original condition, with normal wear and tear excepted, acts of God and damages for which Cyberluck is fully reimbursed by insurance, excepted.

14.2 If Co-locator fails to perform any of the obligations specified in 14.1 within 30 (thirty) days of expiration or termination of this Agreement, Cyberluck may perform such work at Co-locator's sole cost and expense upon 7 (seven) days prior written notice of its intent to perform such work, Cyberluck berluck shall issue an itemized invoice of Cyberluck's Costs, and Co-locator shall pay such invoice within 30 (thirty) calendar days after the invoice is issued by Cyberluck.

14.3 In addition to the remedies in 14.2, if Co-locator fails to perform the obligations specified in 14.1 within 30 (thirty) days after expiration or termination of this Agreement, and provided Cyberluck gives Co-locator 30 (thirty) days prior written notice, Cyberluck may elect at its option:

         a. to take ownership of any or all equipment and other property remaining in the Colocation Space, in which case such equipment and other property of which Cyberluck takes ownership shall be deemed conveyed to Cyberluck, and shall become the property of Cyberluck, free of any ownership interest or lien of any kind by Co-locator; or

         b. to treat the equipment and any or all other property as abandoned by Co-locator.

In either event, Cyberluck may retain all other property. or at Co-locator's sole cost and expense and without further notice, Cyberluck may remove and dispose of all other property, and restore the leased real property areas to their original condition. Any indebtedness by Co-locator to Cyberluck under this Agreement shall be reduced by the fair market salvage value, if any, of any property which Cyberluck retains or of whi Cyberluck takes ownership pursuant to this Article, and shall be increased by Cvberluck's Costs of removing, transferring and/or disposing of property retained by Cyberluck or abandoned by Co-locator.

14.4 If Cyberluck takes ownership of any property as permitted by this Article. Co-locator shall give such further assurances as Cyberluck may reasonably require, including but not limited to the execution of bills of conveyance or other instruments as reasonably necessary to carry out the intent of this Article.

14.5 Co-locator shall not remove the Interconnection Cables, tie cables and any associated equipment, maintenance order wire, spare circuits or entrance conduit used by Cyberluck to provide the Services under this Agreement. The Interconnection Cables, tie cables and any associated equipment, maintenance order wire, spare circuits and entrance conduit used by Cyberluck to provide the Services under this Agreement are deemed and understood to be the property of Cyberluck during the Term, and after the expiration or termination of this Agreement.

14.6 Cyberluck reserves the right to charge Co-locator, pro-rata, to repair and/or renovate the Co- location Space to the extent such repair or renovation is not covered by applicable insurance.

15.      LIEN

Co-locator shall not cause or permit the property of Cyberluck and Cyberluck's Affiliates to become subject to any lien, trust, pledge or security interest arising out of any work performed, facilities or materials furnished, or obligations incurred by or for Co-locator. Nothing in this Article shall limit either Party's right to subject its own property and equipment to liens, trusts, pledges or security interests. In the event Co-locator causes Cyberluck to incur any costs or expenses as a result of any lien, trust, pledge, or security interest arising out of non-compliance with this Article, then Co-locator shall indemnify Cvberluck for all such costs and expenses, including without limitation. Cyberluck attorney's fees and claimant's attorney's fees, within 30 (thirty) days of receipt of an itemized invoice and shall execute (and, to the extent necessary, record, at its own expense) all instruments reasonably required and provided by Co-locator to clear from Co-locator's title any leasehold interest, license, or other possessory or nonpossessor_y estate, right or interest that Co-locator might have or claim under this Agreement.

16.      PROPRIETARY INFORMATION

16.1 Proprietary Information is defined as information pertaining to business plans, licensing agreements, network configuration, traffic volume, financial information, service or planned service, current or planned activities, specifications, designs, plans, drawings, software, data prototypes, processes, methods, research, knowledge, development or other information relating to each Party_ *s business activities or operations or to those of its customers or suppliers that:

         a. is marked proprietary or confidential, or bears a marking of like import;

         b. the disclosing Party states to be proprietary or confidential: or would logically be considered proprietary or confidential under circumstances of its disclosure to the receiving Party.

16.2 Proprietary Information that is delivered or disclosed to the other Party will:

         a.       be held in confidence by the receiving Party;

         b. be disclosed only to those employees or authorized representatives on a need-toknow basis; and

         c. be used only in fulfillment of the receiving Party's obligations under this Agreement.

16.3 Neither Party will be liable for the disclosure or such Proprietary Information that:

         a. is, or becomes, publicly known, other than by breach of this Agreement.

         b. is obtained by the receiving Party from a third party without restriction,

         c. is previously known by the receiving Party without confidentiality restriction:

         d. is, at any time, developed by the receiving Party completely independent of any disclosures hereunder; or

         e.       is required to be released by law.

16.4 All Proprietary Information in whatever form disclosed will be promptly returned by the receiving Party to the disclosing Party upon written request by the disclosing Party.

16.5 Each Party will keep the terms and pricing of this Agreement confidential, provided that (i) Cyberluck and its Affiliates may publicly disclose that Co-locator is co-located in the Co-location Center after 90 (ninety) days have transpired from this Agreement's execution, and (ii) Cyberluck may disclose the terms and pricing of this Agreement to its investors and financial institutions providing financing to Cyberluck. Each Party will preserve the other Party's Proprietary Information with the same degree of care used in protecting its own Proprietary Information.

16.6 The Parties hereby acknowledge that any Proprietary Information is essential to the disclosing Party's continuing business and was developed by or for the disclosing Party at significant cost. The Parties further acknowledge that damages arising from wrongful disclosure of such Proprietary Information cannot be calculated with reasonable certainty and that the disclosing Party may obtain injunctive or other equitable relief to remedy or prevent any breach of threatened breach of this Agreement. Such remedy will not be deemed exclusive for any such breach of this paragraph, but will be in addition to any and all other remedies available at law or in equity to the disclosing Party.

17.      INSURANCE

Co-locator and Cyberluck shall at all times during the term of this Agreement maintain not less than the following insurance:

17.1 "All Risk" or Fire/Extended Coverage including natural disaster and flood Insurance covering not less than the full replacement cost of Co-locator's Equipment.

17.2 Comprehensive General Liability Insurance naming Co-locator as the named insured. Cyberluck shall be named as an additional insured for purposes of this Agreement. The comprehensive general liability insurance policy cover liability for injury to or death to persons or damage to property including, but not limited to, work associated with this Agreement, including such liability as may arise from the use of independent contractors, as well as any contractual liability assumed under this Agreement.

Cyberluck and/or affiliates shall be named as additional insured for purposes of this Agreement.

         a. All the foregoing insurance shall be affected with financially reputable insurers licensed to do business in all jurisdictions where any work is performed and reasonably acceptable to Cyberluck.

         b. Foregoing insurance. The coverage for the comprehensive general liability_ and property shall waive the insurer's right of subrogation against Cyberluck.

17.3 All the foregoing insurances shall be endorsed to confirm it is primary to any insurance that Co-locator may carry.

17.4 The limits specified herein are considered minimum requirements and shall not be construed in anv way as limits of liability or as constituting acceptance by Co-locator of such responsibility for financial liabilities in excess of such limits. Co-locator shall bear all deductibles applicable to any insurance.

17.5 Co-locator shall require any of its contractors and sub-contractors to maintain insurance in amounts and with such coverage equal to the requirements of the Co-locator under this Agreement.

17.5.1 Co-locator shall report to Cyberluck or affiliates as soon as practicable, within 24 hours, all accidents or occurrences resulting in injuries to Co-locator Personnel or third parties, or damage to property of third parties, arising out of or during the course of activities performed at the Co-location Center.

17.6 The insurance requirements of this Article shall remain in place for the Term of this Agreement. Certificates evidencing such insurance coverage shall be submitted to Cyberluck (at the address below) no less than 10 (ten) days prior to delivery of Colocator's Equipment to the Co-location Center. The certificates shall certify that that the above insurances are in force and will not be canceled or materially altered without first giving Cyberluck 30 (thirty) days prior written notice. No such cancellation, modification or change shall affect Co-locator's obligation to maintain the insurance coverage required by this Agreement.

Certificates of insurance shall be mailed to:

         Cyberluck Curacao N.V.
         Pletterijweg Oost 1, Ara Hill Top
         Suite A-4, Curacao, Netherlands Antilles
         Fax: (5999)- 465-1136

and,

         IGW Software
         Schottegatweg Oost 10 Suite #12
         Curacao, Netherlands Antilles
         Fax: +1-305-373-4668

Co-locator hereby waives and releases Cyberluck its employees, and agents, from all claims that may arise from any injuries to persons or damage to property and Co-locator shall look solely to its own insurance for recovery with respect to any such claims.

Cyberluck hereby waives and releases Co-locator its employees, and agents, from all claims that may arise from any injuries to persons or damage to property and Cyberluck shall look solely to its own insurance for recovery with respect to any such claims.

18.      INDEMNIFICATION

18.1 Co-locator will indemnify Cyberluck for damages, losses and expenses caused bv:

         a. any act or omission of Co-locator or Co-locator Personnel at the Co-location Center or Co-locator Space, except to the extent those are caused solely by the gross negligence or willful misconduct of Cyberluck;

         b. the failure of Co-locator to maintain or maintain in good standing all Authorizations as provided in Article 10.3 hereof,

         c. the negligence or willful misconduct of Co-locator, Co-locator Personnel or anyone acting under Co-locator's direction or control or on its behalf arising from Colocator's exercise of its rights and responsibilities under this Agreement:

         d. any third party claim, demand or suit for damage resulting from any act or omission of Cyberluck that causes or contributes to a failure of Co-locator's transmission facilities that transit the Co-location Space: provided. however, the foregoing indemnity shall not apply to third party claims resulting from Cyberluck's gross negligence or willful misconduct. Furthermore, Co-locator hereby waives any claims that Co-locator may have against Cyberluck for damages to Co-locator resulting from any act or omission of Cyberluck that causes or contributes to a failure of Co-locator Equipment, except damages resulting from Cyberluck's gross negligence or willful misconduct:

18.2 Cyberluck will indemnify Co-locator for damages, losses and expenses caused by:

         a. any act or omission of Cyberluck or Cyberluck Personnel at the Co-location Center or Co-locator Equipment, except to the extent those are caused solely by the gross negligence or willful misconduct of Co-locator;

         b. the failure of Cyberluck to maintain or maintain in good standing all Authorizations as provided in Article 10.3 hereof.

         c. the negligence or willful misconduct of Cyberluck, Cyberluck Personnel or anyone acting under Cyberluck's direction or control or on its behalf arising from Cyberluck's exercise of its rights and responsibilities under this Agreement:

         d. any third party claim, demand or suit for damage resulting from any act or omission of Co-locator that causes or contributes to a failure of Cyberluck's transmission facilities that transit the Co-location Space; provided, however, the foregoing indemnity shall not apply to third party claims resulting from Co-locator's gross negligence or willful misconduct. Furthermore, Cyberluck hereby waives any claims that Cyberluck may have against Co-locator for damages to Cyberluck resulting from any act or omission of Co-locator that causes or contributes to a failure of Cyberluck Equipment, except damages resulting from Co-locator's gross negligence or willful misconduct;

18.3 Moreover, should Co-locator Equipment become the subject of a claim of infringement, Co-locator shall, at it's sole expense, as soon as is practicable, either remove Co-locator Equipment or modify Co-locator Equipment to make it non-infringing.

18.4 Parties shall promptly notify each other of any claims, losses, damage, expense or liability arising under this Article.

18.5 The indemnification provisions in this Article shall survive the expiration or termination of this Agreement.

19.      NO THIRD PARTY BENEFICIARIES

This Agreement does not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right.

20.      DEFAULT AND TERMINATION

20.1 The occurrence of any, of the following shall constitute an "event of default." and shall give the non-defaulting Party the right to terminate this
Agreement:

         a. Co-locator's failure to pay any amounts due hereunder when such amounts are due and such failure shall continue for 15 (fifteen) days after the date written notice is received by Co-locator from Cyberluck.

         b.       Co-locator vacates or abandons the Co-location Space.

         c. Co-locater fails to install and operate Co-locater Equipment in the space within 180 (one hundred eighty) days after Cyberluck makes the Co-location Space available to Co-locator.

         d. The filing of a voluntary petition in bankruptcy, an adjudication of bankruptcy or insolvency, the making of a general assignment for the benefit of creditors, the filing of a petition for liquidation, dissolution or similar arrangement under any present or future statute, law or regulation, the consenting to or acquiescence by a Party in the appointment of a trustee, receiver, or liquidator of it, or of all or any substantial part of its assets or properties, or the taking by a Party's shareholders of any action looking to its dissolution or liquidation.

         e. The commencement of any proceedings against a Party seeking liquidation, dissolution or similar relief under any present or future statute, law or regulation, if such proceedings are not dismissed within 60 (sixty) days after their commencement, or appointment without a Party's consent or acquiescence of any trustee, receiver, or liquidator of it, or of all or any substantial part of its assets and properties, if such appointment is not vacated within 60 (sixty) days after it is made.

         f. The failure of a Party to perform any of its obligations (excluding Co-locator's monetary obligations) under this Agreement for a period of 15 (fifteen) days after the date of written notice from the other Partv.

         g. 10 (ten) hours of consecutive down time in the Co-location Space will allow Colocator to terminate this Agreement.

20.2 Upon 5 (five) days' written notice by Cyberluck of the termination of this Agreement due to the occurrence of an event of default by Co-locator, Co-locator shall be responsible for

60 (sixty) days MRC as a termination fee and shall thereafter immediately remove the Co-locator Equipment from the Co-locator Space, and vacate the Co-location Center.

20.3 Upon 5 (five) days' written notice by Co-locator of the termination of this Agreement due to the occurrence of an event of default by Cyberluck. Cyberluck shall provide 90 (ninety) days for Co-locator to vacate the Co-location Center; 60 (sixty) of the 90 (ninety) day will be free of charge as a termination fee.

20.4 Co-locator shall be responsible for any damages associated with removal of the Co-locator Equipment, vacating the premises or otherwise. A Party's exercise of any right or remedy shall not prevent it from exercising any other right or remedy available at law, in equity or otherwise.

20.5 Notwithstanding the foregoing in this Article 20, Co-locator shall have the right to terminate this Agreement upon four (4) months' written notice, for any or for no reason.

21.      CONDEMNATION

21.1 If Cyberluck receives notice that any competent public authority has commenced condemnation or eminent domain proceedings against the Co-location Center or any part thereof, Cyberluck shall promptly give Co-locator written notice thereof. If any of the Co-location Space is appropriated or taken by condemnation or eminent domain by any_ public or quasi-public authority, or is conveyed by Cyberluck in lieu of condemnation or eminent domain, this Agreement shall terminate as to the effective date of such appropriation, taking, or conveyance.

Should the Co-location Space be condemned in whole or in part, taken by eminent domain proceedings, or conveyed in lieu of condemnation or eminent domain, so as to render the Co-location Space substantially unusable, Co-locator may terminate this Agreement, as of the effective date of such taking, by giving Cyberluck notice in writing not later than 30 (thirty) days after such date.

Any taking or appropriation by condemnation, eminent domain proceedings, or conveyance in lieu of condemnation or eminent domain, shall be deemed to render the Co-location Space substantially unusable if it results in Co-locator's inability to use the Co-location Space in the manner and for the purpose contemplated under this Agreement.

21.2 Co-locator shall not incur any future fees or charges under Article 4 for any termination contemplated by this Article 21. Co-locator shall have the right to retain any equipment that it installs in the Co-location Space, unless such equipment is subject to the condemnation or eminent domain proceeding, in which case Co-locator shall be entitled to receive any and all proceeds paid with respect to such equipment.

21.3 Co-locator shall have the right to appear. claim. prove and receive any award by the condemning authority for the value of Co-locator's leasehold improvements, if any, and its leasehold estate, and for damages to, or condemnation of, the Co-location Space, Colocator furniture, trade fixtures and equipment and any reimbursement of Co-locator's cost in moving and relocating such furniture, trade fixtures and equipment. ,

21.4 Upon partial condemnation of the Co-location Center or conveyance lieu thereof that renders the Co-location Space substantially unusable, Cyberluck shall exercise commercially reasonable efforts to provide alternative space at the Co-location Center upon which Co-locator may option to replace or relocate its equipment, the expense of such a relocation would be equally split between the parties.

22.      FORCE MAJEURE

Neither party shall be liable for any failure nor delay in performance to the extent caused by causes beyond its reasonable control, including, without limitation, labor disputes, fires or other casualties, weather or natural disasters, damage to facilities, or the conduct of third parties.

23.      ASSIGNMENT

23.1 Cyberluck shall have the right to assign this agreement to any of its affiliated companies from time to time provided such transferee assumes in writing all obligations under this agreement. Co-locator may not transfer or assign its rights or obligations under this Agreement without the prior written consent of Cyberluck, such consent not be unreasonably withheld.

23.2 With Cyberluck's prior written consent, Co-locator may assign its rights and obligations under this Agreement to another company to which has been assigned the entire interest of Co-locator. Such assignment of this Agreement shall be subject to the following conditions:

         a. Co-locator must submit to Cyberluck a written request designating the entity to which this Agreement is to be assigned (referred to in this Article as "Assignee").and

         b.       Assignee must provide insurance certificates as described in
                  Article 17, must agree in writing to be bound by this Agreement and to assume all obligations of Co-locator as of the effective date of the assignment (including without limitation any outstanding indebtedness for fees, charges, costs or expenses under this Agreement) and must certify that all warranties or representations made by Co-locator in or pursuant to this Agreement are true and complete as to Assignee.

23.3 Assignment by Co-locator shall not relieve or discharge Co-locator for any obligations existing as of the effective date of the assignment. Assignment by Cyberluck shall not relieve or discharge Cyberluck for any obligations existing as of the effective date of the assignment.

24.      NO SIGNS

Co-locator shall not erect any exterior signs on or around the Co-location Center, including without limitation signs on the exterior of the building.

25.      SEVERABILITY

If any one or more of the provisions contained in this Agreement is for any reason held to be unenforceable in any respect under applicable local law of Netherlands Antilles, such enforceability shall not affect any other provision of this Agreement, but this Agreement shall then be construed in such a way as will achieve the intent of such enforceable provision or provisions to the extent permitted by law.

26.      CAPTIONS

Titles to Articles in this Agreement are used merely for convenience and shall not be taken as an interpretation of the contents of those Articles, or as an attempt to enlarge. limit or define terms covered by this Agreement.

27.      SURVIVAL

The obligations of the Parties, which by their nature, continue beyond the terms of this Agreement, shall survive the termination of this Agreement.

28.      NO WAIVER

No course of dealing or failure of either Party strictly to enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition.

29.      AMENDMENTS

This Agreement may be modified or amended only by written agreement signed by duly authorized representatives of both Parties, except that either Party_ , by written notice to the other Party, may unilaterally modify its addresses for receipt of notices, invoices and payments.

30.      NOTICES

30.1 All notices required or permitted to be given or delivered under this agreement shall be in writing (unless otherwise specifically provided herein) and shall be addressed to:

         Cyberluck Curacao N.V.
         Pletterijweg Oost 1, Ara Hill
         Top Suite A-4
         Curacao, Netherlands Antilles
         Attn: Managing Director

         Co-locator:

         IGW Software
         c/o UTS Geubouw
         Heelumstrat z/n
         Vredenberg, Curacao
         Netherlands Antilles
         Fax: +1-305-373-4668

30.2 Except as otherwise provided in this agreement, any notice or other communication shall be given in writing and sent by registered or certified mail, postage prepaid, return receipt requested or by recognized overnight delivery or by facsimile. Except as otherwise specifically provided, notices and other communications shall be deemed given and received three days after the date of mailing or, in the case of notices or other communications delivered in person, when received at the recipient's designated address for notices. The addresses for notice may be changed by giving written notice in accordance with this Article.

31.      NO PARTNERSHIP OR JOINT VENTURE

The relationship between the Parties to this Agreement shall not be that of partners nor of joint ventures, and nothing contained in this Agreement shall be deemed to constitute a partnership or joint venture between them. Neither Party may represent to any third party that the other Party jointly participates with such Party in the provision of services or facilities.

32.      CHOICE OF LAW AND DISPUTE RESOLUTION

The law of the Netherlands Antilles shall govern this Agreement. Any disputes arising hereunder shall be submitted to competent court in the Netherlands Antilles.

33.      SUCCESSORS AND ASSIGNS

This agreement is binding upon and shall inure to the benefit of the Parties and their permitted successors and assigns.

34.      SCHEDULES

All schedules attached to this Agreement are a part hereof and are incorporated herein by reference.

35.      ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements, whether written or oral.

IN WITNESS WHEREOF, the Parties hereto have severally subscribed these presents or caused them to be subscribed in their name and behalf by their respective officers duly authorized.



Cyberluck Curacao, N.V.                            IGW Software

By:                                                By:
Name:  Annthony P. Mc.K. Dick                      Name:  Bryan Abboud
Title: Attorney-in-fact                            Title: CEO
Date:  5/30/03                                     Date:  5/16/03